UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

AquaLiv Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202 Silverdale, WA 98383
(Address of Principal Executive Offices)

(360) 473-1160

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders.

Amendment of the Certificate of Designation of the Series C Preferred Stock

On February 26, 2013, AquaLiv Technologies, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Designation (the “Series C Amendment”) with the Nevada Secretary of State to amend and restate the Certificate of Designation of the Company’s Series C Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”).

The Series C Amendment amends and restates the rights and preferences of the Series C Preferred Stock to decrease the number of authorized shares from 10,000 shares to 51 shares and to clarify the voting rights of the Series C Preferred Stock.

The above description of the Series C Amendment does not purport to be complete and is qualified in its entirety by reference to the Series C Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Amendment of the Certificate of Designation of the Series B Convertible Preferred Stock

In addition, on February 26, 2013, the Company filed a Certificate of Amendment to the Certificate of Designation (the “Series B Amendment”) with the Nevada Secretary of State to amend the Certificate of Designation of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”).

The Series B Amendment amends the conversion rights of the Series B Preferred Stock such that each one share of Series B Preferred Stock shall be convertible at a rate of ten shares of the Company’s common stock for every one share of Series B Preferred Stock.

The above description of the Series B Amendment does not purport to be complete and is qualified in its entirety by reference to the Series B Amendment, which is attached here to as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of the Series C Preferred Stock*

3.2	Amendment to Certificate of Designation of the Series B Convertible Preferred Stock*

* Filed herewith

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUALIV TECHNOLOGIES, INC.

Date: February 28, 2013	By:	/s/Duane Spader
Duane Spader
Chief Executive Officer, President